Exhibit 99.1

Contacts:	Kristin Southey
Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES RECORD JUNE QUARTER

STAND-ALONE RESULTS FOR ACTIVISION

-      Activision’s June Quarter Net Revenues Increase 32%;

-      EPS Hits Record June Quarter High -

- Activision Blizzard’s CY 08 Financial Outlook Exceeds CY 09 Targets -

Santa Monica, CA – July 31, 2008 – Activision Blizzard, Inc. (Nasdaq: ATVID), which was formed on July 9 as a result of the closing of Activision’s transaction with Vivendi S.A.,  today announced record stand-alone June quarter financial results for Activision, Inc.

For the quarter ended June 30, 2008, Activision’s stand-alone net revenues were $654.2 million, a 32% increase, as compared to net revenues of $495.5 million reported for the June quarter last fiscal year.  Activision’s stand-alone net income for the June quarter was $59.0 million, or $0.18 earnings per diluted share, as compared to net income of $27.8 million, or earnings per diluted share of $0.09 reported for the previous fiscal year’s June quarter.  Excluding the impact of expenses related to equity-based compensation of $0.02 per diluted share and one-time costs related to the business combination between Activision and Vivendi Games of $0.02 per diluted share, Activision had non-GAAP net income of $74.3 million and non-GAAP earnings per diluted share of $0.23 for the June quarter.   This compares to non-GAAP net income of $32.8 million and non-GAAP earnings per diluted share of $0.11 for the June quarter of the previous year, in each case excluding the impact of expenses related to equity-based compensation.

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Activision Announces Record Q1 FY 2009 Results

Separately, on July 24, 2008, Vivendi announced its preliminary June quarter financial results (on IFRS basis) which included results for the business that became part of Activision on July 9, 2008.  For the quarter ended June 30, 2008, Vivendi reported 223 million euros in revenues and 42 million euros in EBITA for Vivendi Games which includes the results of Blizzard Entertainment®.

Robert Kotick, CEO of Activision Blizzard, stated, “Activision’s June quarter stand-alone results were the highest ever for a non-holiday quarter, driven by two new Guitar Hero titles — Guitar Hero®: Aerosmith® and Guitar Hero®: On Tour™ —, Kung Fu Panda™ and continued sales of our catalogue titles. Our record performance highlights the continued strength of our business.  We are well positioned to continue to capitalize on our strong product portfolio and the positive trends in our industry.”

Kotick continued, “We have completed our transaction with Vivendi and our integration plans have identified higher than anticipated cost-synergy opportunities. Both Activision and Blizzard Entertainment’s businesses have maintained their momentum.  Activision Blizzard’s combined outlook for calendar year 2008 is set to exceed the comparable calendar year 2009 non-GAAP financial targets that we provided on December 2, 2007, by approximately $600 million in non-GAAP net revenues and $100 million in non-GAAP operating income.”

 “We are very excited to add Vivendi Games’ multi-million unit selling properties Crash Bandicoot®, Ice Age® and Spyro®, as well as two new intellectual properties — Prototype and an as yet unannounced title – to our game roster,” commented Mike Griffith, President and CEO of Activision Publishing.  “The combination with Vivendi Games strengthens our holiday slate which is already anchored by three of the top-selling franchises in the industry – Guitar Hero, Call of Duty®, James Bond and includes such highly anticipated games as Call of Duty®: World at War, Guitar Hero® World Tour™ and Quantum of Solace™, as well as Crash Bandicoot®: Mind Over Mutant and The Legend of Spyro®: Dawn of the Dragon.”

Mike Morhaime, CEO and co-founder of Blizzard Entertainment, added, “Since June 2007, World of Warcraft® has grown its subscriber base by over 1.8 million, to 10.9 million players.  Blizzard Entertainment also continues to launch World of Warcraft in new territories and we are very excited about its recent release in Latin America and the upcoming launch in Russia. Blizzard has a strong pipeline of products in development including World of Warcraft: Wrath of the Lich King™, StarCraft® II and Diablo® III.”

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Business Highlights

Activision’s record June quarter performance was driven by strong consumer response to the North American launch of Kung Fu Panda early in the quarter, which was the company’s largest launch of a DreamWorks Animation licensed property. Late in the quarter, the company had two top selling North American games from the Guitar Hero franchise - Guitar Hero: Aerosmith, which ranked as one of Activision’s top-five North American multiplatform launches, and Guitar Hero: On Tour, which was the largest North American launch for the Nintendo® DS™ in Activision’s history.

For the quarter ended June 30 and the first half of the calendar year 2008, Activision was the #1 third-party publisher on the Nintendo platforms in the U.S., according to The NPD Group. The company also ranked as the #1 publisher worldwide on the PlayStation® 2 computer entertainment system, according to Charttrack, Gfk and The NPD Group.

Other business highlights are as follows:

•                  In the U.S., for the first half of the calendar year, the Guitar Hero franchise remained the #1 best-selling franchise in dollars, according to The NPD Group.

•                  During the quarter, Guitar Hero: On Tour was the #1 best-selling title overall in dollars in North America for the Nintendo DS, according to The NPD Group.

•                  Kung Fu Panda was the #2 third-party children’s title in dollars the U.S. for the quarter, according to The NPD Group.

•                  For the quarter, Activision had three of the top-10 best-selling titles in dollars in the U.S., according to The NPD Group.

•                  On July 9, 2008, Vivendi and Activision completed the transaction, announced on December 2, 2007 to create Activision Blizzard as the world’s most profitable pure-play online and console game publisher. Activision Blizzard was formed by combining Activision, one of the world’s leading independent publishers of interactive entertainment, and Vivendi Games, Vivendi’s interactive entertainment business, which includes Blizzard Entertainment’s® World of Warcraft®, the world’s #1 subscription-based massively multiplayer online role-playing game.

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•                  On July 11, 2008, Activision Blizzard announced that its Board of Directors approved a two-for-one stock split of its outstanding shares of common stock to be effected in the form of a common stock dividend.  The company expects that the record date for the stock split will be a date shortly after the closing of the company’s self tender offer.

•                  On July 16, 2008, Activision Blizzard commenced a tender offer to purchase up to 146,500,000 shares of its outstanding common stock at a price of $27.50 per share representing approximately 22% of Activision Blizzard’s outstanding common stock as of July 9, 2008.  The tender offer will expire on August 13, 2008, unless extended.

•                  Activision Blizzard’s fiscal year end has changed from March 31 to December 31.

Company Outlook

For the September quarter, Activision Publishing expects to continue releasing Guitar Hero: On Tour internationally and Sierra Entertainment’s The Mummy: Tomb of the Dragon Emperor™, which released on July 22, 2008 on the Nintendo Wii™,  Nintendo DS and the PlayStation® 2 computer entertainment system.

Activision Blizzard continues to expect that online functionality for certain key titles to be released in the December quarter of calendar year 2008 and thereafter will become a significant component of game play for certain platforms for which the company will have continuing performance obligations beyond the sale of the game.  As a result, the company expects to begin recognizing a substantial amount of net revenues and costs of sales from these online-enabled games over a service period, which we currently estimate to be six months beginning the month after shipment.

Activision Blizzard anticipates that a considerable amount of net revenues and costs of sales that would have been recognized in the December quarter 2008 will be recognized in calendar year 2009.  While this will not impact the economics of Activision Blizzard’s business or its cash flows, these changes will have a material impact on the company’s calendar 2008 GAAP results.

In order to provide comparable year-over-year performance information, Activision Blizzard’s non-GAAP results will exclude the impact of the change in deferred net revenues and cost of sales related to those online-enabled key titles on certain platforms.

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Additionally, in calendar 2008, in order to provide comparable operating performance information for the continuing operations of Activision Blizzard, the company’s non-GAAP results will also exclude: equity-based compensation costs;  the operating results of products and operations from the historical Vivendi Games businesses that the company intends to dispose of or exit; one-time costs related to the business combination with Vivendi Games (including transaction costs, integration costs, and restructuring activities); and the amortization of intangibles and the increase in the fair value of inventories and the associated increase in cost of sales resulting from purchase price accounting adjustments from the transaction.

The outlook does not incorporate any adjustments that would occur as a result of the company’s previously announced stock split.

For the September quarter 2008, Activision Blizzard expects net revenues of $636 million and a loss per diluted share of $0.26.  Excluding net revenues from the historical Vivendi Games businesses that the company intends to dispose of or exit ($16 million), the company expects non-GAAP net revenues of $620 million. Excluding the impact of equity-based compensation expense ($0.04 per share), the impact of the operating loss results from the historical Vivendi Games businesses that the company intends to dispose of or exit ($0.06 per share),  one-time costs related to the business combination with Vivendi Games ($0.18 per share), and the amortization of intangibles and the increase in costs of sales resulting from purchase price accounting adjustments ($0.06 per share), Activision Blizzard expects non-GAAP earnings per diluted share of $0.08.

Activision Blizzard’s September quarter outlook does not include net revenues of approximately $50 million that were generated between July 1 and July 9, 2008 when Activision was a stand-alone company.  As the transaction with Vivendi is considered a reverse acquisition, for calendar 2008 the company’s reported financial results for the period prior to the combination, (January 1 through July 9, 2008) will be those of Vivendi Games. Activision’s businesses will be included in Activision Blizzard’s financial statements for the period subsequent to the combination (July 10 through December 31, 2008).

For the December quarter 2008, Activision Blizzard expects net revenues of $1.85 billion and earnings per diluted share of $0.11.  Excluding the impact of the change in deferred net revenues related to online-enabled games ($450 million), the company expects non-GAAP net revenues of $2.3 billion.

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Excluding the impact of the change in deferred net revenues and cost of sales related to online enabled games ($0.23 per share), equity-based compensation expense ($0.04 per share), the impact of the operating loss results from the historical Vivendi Games businesses that the company intends to dispose of or exit ($0.02 per share), one-time costs related to the business combination with Vivendi Games ($0.04 per share), and the amortization of intangibles and the increase in costs of sales resulting from purchase price accounting adjustments ($0.20 per share), Activision Blizzard expects non-GAAP earnings per diluted share of $0.64.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss Activision’s stand-alone results for the quarter ended June 30, 2008 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 719-325-4814 in the U.S.

Non-GAAP Financial Measures

Activision Blizzard provides net income (loss) and earnings (loss) per share data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) the impact of expenses related to equity-based compensation costs; one-time costs related to the business combination between Activision and Vivendi Games (including transaction costs, integration costs, and restructuring activities should there be any); and the associated tax benefits.  In the future Activision Blizzard’s non-GAAP results and guidance will also exclude the impact of the change in deferred net revenues and costs of sales; the operating results of products and operations from the historical Vivendi Games businesses that the company intends to dispose or exit; the impact of purchase price accounting related adjustments including the amortization of intangibles, and the increase in the fair value of inventories and associated costs of sales; and the associated tax benefits.

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As online functionality becomes a more important component of gameplay, in calendar 2008, the company expects that certain online-enabled games, to be released in calendar 2008, will contain a more-than-inconsequential separate service deliverable in addition to the product, and its performance obligations for these games will extend beyond the sale of the games. Vendor-specific objective evidence of fair value will not exist for the online services, as the company does not plan to separately charge for this component of online-enabled games.

As a result, for certain key titles to be released in the December quarter of calendar year 2008 and thereafter, the company will recognize all of the revenues from the sale of certain online-enabled games for certain platforms ratably over an estimated service period, which is currently estimated to be six months beginning the month after shipment. In addition, the company will defer the costs of sales of those titles. As a consequence, the company’s non-GAAP results will exclude the impact of the change in deferred revenues and costs of sales related to certain online-enabled games for certain of the Microsoft, Sony, Nintendo and PC platforms in order to provide comparable year-over-year performance.

Additionally, in order to provide comparable operating performance information, as of June 30, 2008, Activision Blizzard has excluded from the non-GAAP operating results reported in this press release the impact of one-time costs related to the business combination between Activision and Vivendi Games including transaction and integration costs.

Non-GAAP net revenues, non-GAAP net income (loss), non-GAAP earnings (loss) per share, and non-GAAP operating margin, excluding (for the quarterly period ended June 30, 2008) expenses related to equity-based compensation and one-time costs related to the business combination between Activision and Vivendi Games (including transaction and integration costs and for future periods, the costs associated with restructuring activities should there be any), and, for future periods, excluding also the impact of changes in deferred net revenues and cost of sales; the operating results of products and operations from the historical Vivendi Games businesses that the company intends to dispose of or exit, the impact of purchase price accounting related adjustments including the amortization of intangibles and the increase in the fair value of inventories and associated costs of sales; are not determined in accordance with GAAP, and the exclusion of those items has the effect of increasing non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share and non-GAAP operating margin (and reducing non-GAAP net loss and non-GAAP loss per share) by the same amounts as compared with GAAP net revenues, GAAP net income (loss), GAAP earnings (loss) per share and GAAP operating margin for the period.

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Activision Blizzard recognizes that there are limitations associated with the use of these non-GAAP financial measures as they do not reflect net revenues, net income (loss), earnings (loss) per share and operating margin as determined in accordance with GAAP, and may reduce comparability with other companies that calculate similar non-GAAP measures differently.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately and by considering Activision Blizzard’s GAAP as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures, net revenues, net income (loss), earnings (loss) per share and operating margin directly ahead of non-GAAP net revenues, non-GAAP net income (loss), non-GAAP earnings (loss) per share, and non-GAAP operating margin, and by providing a reconciliation which indicates and describes the adjustments made.

Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance because they allow for a better comparison of operating performance between periods. Management further believes that reflecting the use of non-GAAP measures that eliminate the impact of deferred revenues and costs of sales in its operating results is important to facilitate comparisons to prior periods during which the application of its accounting policies did not result in deferral of significant amounts of revenues and costs of sales related to online-enabled games. Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

These non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income (loss), non-GAAP earnings (loss) per share, non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

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About Activision Blizzard

Activision entered into a Business Combination Agreement, dated as of December 1, 2007 with Vivendi S.A., among other things, to combine Vivendi Games and Activision.  On July 9, 2008, Activision completed the transactions contemplated by this business combination agreement.  Upon the closing of the transactions, Activision was renamed Activision Blizzard, Inc.

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide pure-play online and console game publisher with leading market positions across all categories of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, Norway, Denmark, the Netherlands, Romania, Australia, Chile, India, Japan, South Korea, China and the region of Taiwan  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  Activision Blizzard generally uses words such as “outlook,” “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, litigation against Activision Blizzard, maintenance of relationships with key personnel, customers, vendors and third-party developers, domestic and international economic, financial and political conditions and policies, foreign exchange rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, Activision Blizzard’s success in integrating the operations of Activision and Vivendi Games in a timely manner, or at all, and the combined company’s ability to realize the anticipated benefits and synergies of the transaction to the extent, or in the timeframe, anticipated. Other such factors include the further implementation, acceptance and effectiveness of the remedial measures recommended or adopted by the special sub-committee of independent directors established in July 2006 to review Activision’s historical stock option granting practices, the finalization of the tentative settlement of the SEC’s formal investigation relating thereto, and other litigation unrelated to stock option granting practices and any additional risk factors identified in Activision’s most recent annual report on Form 10-K and the definitive proxy statement filed on June 6, 2008 in connection with the Vivendi transaction. The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.

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Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

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Exhibit 99.1

ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

	Quarter ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)

Net revenues	$654,203	$495,455
Costs and expenses:
Cost of sales - product costs	311,941	217,229
Cost of sales - software royalties and amortization	40,874	78,252
Cost of sales - intellectual property licenses	27,359	32,479
Product development	50,040	32,897
Sales and marketing	86,494	68,712
General and administrative	57,360	35,794

Total costs and expenses	574,068	465,363
Operating income	80,135	30,092
Investment income, net	10,948	11,562
Income before income tax provision	91,083	41,654
Income tax provision	32,068	13,828

Net Income	$59,015	$27,826

Basic earnings per share	$0.20	$0.10
Weighted average common shares outstanding	296,323	283,563

Diluted earnings per share	$0.18	$0.09
Weighted average common shares outstanding assuming dilution	323,486	311,993

ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	March 31,
	2008	2008
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,252,714	$1,449,212
Accounts receivable, net	400,989	203,420
Inventories	229,409	146,874
Software development	136,765	96,182
Intellectual property licenses	26,710	18,661
Deferred income taxes	65,538	41,242
Other current assets	30,668	23,804
Total current assets	2,142,793	1,979,395
Long-term investments	88,301	91,215
Software development	17,692	13,604
Intellectual property licenses	63,595	64,890
Property and equipment, net	62,330	54,528
Deferred income taxes	29,997	32,825
Other assets	23,142	15,055
Goodwill	320,706	279,161
Total assets	$2,748,556	$2,530,673

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$175,587	$129,896
Accrued expenses and other liabilities	445,971	426,175
Total current liabilities	621,558	556,071
Other liabilities	24,014	26,710
Total liabilities	645,572	582,781
Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	1,245,982	1,148,880
Retained earnings	831,675	772,660
Accumulated other comprehensive income	25,327	26,352
Total shareholders’ equity	2,102,984	1,947,892
Total liabilities and shareholders’ equity	$2,748,556	$2,530,673

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except earnings (loss) per share data)

Quarter ended June 30, 2008		Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$40,874	$50,040	$86,494	$57,360	$574,068
Less:	Equity-Based Compensation Adjustment*	2,991	1,422	1,701	5,831	11,945
Less:	One-time costs related to the business combination between Activision and Vivendi Games^	—	—	—	11,979	11,979
Non-GAAP Measurement		$37,883	$48,618	$84,793	$39,550	$550,144

Quarter ended June 30, 2008		Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement		$80,135	$59,015	$0.20	$0.18
Less:	Equity-Based Compensation Adjustment*	(11,945)	(7,275)	(0.02)	(0.02)
Less:	One-time costs related to the business combination between Activision and Vivendi Games^	(11,979)	(7,981)	(0.03)	(0.02)
Non-GAAP Measurement		$104,059	$74,271	$0.25	$0.23

*

Includes expense related to employee stock options, employee stock purchase plan and restricted stock rights under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

^	One-time costs related to the business combination between Activision and Vivendi Games includes transaction and integration costs.

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except earnings (loss) per share data)

Quarter ended June 30, 2007	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$78,252	$32,897	$68,712	$35,794	$465,363
Less: Equity-Based Compensation Adjustment*	1,845	1,507	1,771	3,037	8,160
Non-GAAP Measurement	$76,407	$31,390	$66,941	$32,757	$457,203

Quarter ended June 30, 2007	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$30,092	$27,826	$0.10	$0.09
Less: Equity-Based Compensation Adjustment*	(8,160)	(4,969)	(0.02)	(0.02)
Non-GAAP Measurement	$38,252	$32,795	$0.12	$0.11

*

Includes expense related to employee stock options, employee stock purchase plan and restricted stock rights under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter Ended June 30, 2008

(Amounts in thousands)

	Quarter Ended				Percent
	June 30, 2008		June 30, 2007		Increase
	Amount	% of Total	Amount	% of Total	(Decrease)
Geographic Revenue Mix
North America	$392,916	60%	$309,536	62%	27%
International	261,287	40%	185,919	38%	41%
Total net revenues	$654,203	100%	$495,455	100%	32%

Segment/Platform Mix
Publishing:
Console	$450,099	69%	$358,773	72%	25%
Hand-held	103,747	16%	56,616	12%	83%
PC	24,716	3%	13,833	3%	79%
Total publishing net revenues	$578,562	88%	$429,222	87%	35%

Distribution:
Console	$57,361	9%	$43,101	8%	33%
Hand-held	15,886	3%	19,116	4%	-17%
PC	2,394	0%	4,016	1%	-40%
Total distribution net revenues	$75,641	12%	$66,233	13%	14%
Total net revenues	$654,203	100%	$495,455	100%	32%

ACTIVISION, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter Ended June 30, 2008

	Quarter Ended	Quarter Ended
	June 30, 2008	June 30, 2007

Publishing Net Revenues

PC	4%	3%

Console	78%	84%
Sony PlayStation 3	15%	6%
Sony PlayStation 2	19%	34%
Microsoft Xbox 360	22%	35%
Nintendo Wii	22%	8%
Other	0%	1%

Hand-held	18%	13%
Sony PlayStation Portable	2%	3%
Nintendo Dual Screen	16%	8%
Nintendo Game Boy Advance	0%	2%

Total publishing net revenues	100%	100%

Activision Blizzard Outlook

For the quarters ending September 30, 2008

and December 31, 2008

GAAP to Non-GAAP reconciliation
(In millions, except earnings (loss) per share data)

	Outlook for	Outlook for
	Quarter Ending	Quarter Ending
	September 30, 2008	December 31, 2008

Net Revenues (GAAP)	$636.0	$1,850.0

Excluding the impacts of:
Results of products and operations that the company intends to dispose of or exit	(16.0)	—	(a)
Change in deferred net revenues related to online-enabled games	—	450.0	(b)

Non-GAAP Net Revenues	$620.0	$2,300.0

(Loss) Earnings Per Diluted Share (GAAP)	$(0.26)	$0.11

Excluding the impacts of:
Change in deferred net revenues and cost of sales related to online-enabled games	—	0.23	(c)
Equity-based compensation (including purchase price accounting related adjustments)	0.04	0.04	(d)
Results of products and operations that the company intends to dispose of or exit	0.06	0.02	(e)
One time costs related to the Vivendi transaction, integration, and restructuring	0.18	0.04	(f)
Amortization of intangibles and purchase price accounting related adjustments	0.06	0.20	(g)

Non-GAAP Earnings Per Diluted Share	$0.08	$0.64

(a) Reflects net revenues from the historical Vivendi Games products and businesses that the company  intends to dispose of or exit.

(b) Reflects the net change in deferred net revenues for online-enabled games.

(c) Reflects the net change in deferred net revenues and deferred cost of sales for online-enabled games.

(d) Reflects equity-based compensation costs, including the increase in fair value associated with the historical Activision stock awards as part of the purchase price accounting adjustments. Also includes the costs of the Blizzard Entertainment equity plan and Vivendi awards to historical Vivendi Games employees.

(e) Reflects the results of products and operations from the historical Vivendi Games businesses that the company intends to dispose of or exit.

(f)  Includes one-time costs related to the business combination with Vivendi Games (including transaction costs, integration costs, and restructuring activities). Restructuring activities includes severance costs, facility exit costs, and balance sheet write down and exit costs from the cancellation of projects.

(g) Reflects amortization of intangible assets, and the increase in the fair value of inventories and associated cost of sales, all of which relate to purchase price accounting related adjustments.